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                                                                   EXHIBIT 10.3

                            EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made and entered into on the last date written below, by and between Success National Bank, a national banking association ("Bank") and Saul D. Binder ("Binder").

     Bank and Binder desire to enter into an employment agreement governed by the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the provisions and undertakings set forth herein, the parties, intending to be legally bound, hereby agree as follows:

1.   EMPLOYMENT.

     1.1 Employment. Bank hereby retains and employs, and Binder accepts such retention and employment, to provide services hereunder as President and Chief Executive Officer of the Bank. Binder shall be accountable to Bank through its Board of Directors.

     1.2 Duties and Obligations. As President and Chief Executive Officer, Binder shall perform all executive and managerial duties incumbent upon such position. Binder will devote his full time and attention and give his best efforts to the performance of such executive and managerial duties. It is intended that Binder may have other business investments or directorships and engage in civic, charitable and other such activities so long as such activities do not interfere with his duties hereunder.

     1.3 Proprietary Property. Binder acknowledges that in the course of his employment with Bank, Bank will provide Binder with, or access to, customer lists, memoranda, files, records, trade secrets and such other proprietary information and property (collectively, the "Proprietary Property") as is necessary or desirable to assist Binder in his duties. Binder acknowledges that the Proprietary Property is the sole and exclusive property of Bank and is not available to the public at large. Binder agrees that he shall not, while in the employ of Bank or thereafter, communicate or divulge to, or use for the benefit of himself or any other person, firm or corporation, without the prior written consent of Bank, any information relating to the Proprietary Property. Upon termination of Binder's employment with Bank, Binder shall thereupon return all Proprietary Property in his possession or control to Bank.

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2.   FINANCIAL ARRANGEMENTS.

     2.1 Compensation. As Binder's compensation for services provided hereunder, Bank shall do the following:

          (a) Salary. Bank shall pay Binder, pursuant to Bank's payroll schedule, an annual salary in the amount of $175,000.00 for the calendar year 1997.

          (b) Bonus. The Bank, based upon the sole determination of the Bank's board of directors, may grant a bonus to Binder in any year in which it determines that the Bank's performance justifies such a bonus.

          (c) Expenses. Binder shall be reimbursed on a monthly basis for all reasonable business expenses incurred by him in the performance of his duties hereunder, to the extent such expenses are substantiated and are consistent with the general policies of Bank relative to expense reimbursement.

          (d) Automobile Allowance. Binder shall be given full use of a Bank automobile. Such automobile shall be comparable to that provided to Binder in the past. In addition, the Bank shall reimburse Binder fully for the cost of gasoline, maintenance and insurance on the automobile.

          (e) Benefits. In addition to any compensation provided under this Agreement, Binder shall be entitled to participate in and receive benefits under any and all pension, profit sharing and other employee benefit plans, insurance programs and other benefit programs which are, from time to time, maintained by Bank for its senior executive officers, in accordance with the provisions of such plans or programs as from time to time in effect.

          (f) Vacations. Binder shall be entitled to paid vacation days in accordance with the Bank's Associate Handbook, as such may be amended from time to time. Days on which Binder is not present at the Bank, but on which he is conducting Bank business, shall not be considered vacation days. In particular, the Bank understands and acknowledges that Binder maintains a residence and office in Hawaii, and that he conducts Bank business from that location. Accordingly, days on which Binder is at such location shall not be considered vacation days, provided, however, that days at such location which are not considered vacation days should not exceed thirty (30) business days in any calendar year.

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3.   TERM AND TERMINATION.

     3.1 Term. This Agreement shall be effective from the date hereof until Binder reaches the age of 65. Notwithstanding the foregoing, Binder shall have the option to terminate this Agreement upon giving not less than 120 days advance written notice to the Bank.

     3.2 Termination. This Agreement may be terminated on the first to occur of any of the following events:

          (a) Agreement. Written agreement by both parties to terminate this Agreement.

          (b) Negligence; Misconduct. (i) substantial neglect of his duties hereunder by Binder, (ii) gross misconduct, (iii) any intentional act by Binder constituting fraud, misappropriation, embezzlement, dishonesty or similar act which is injurious to Bank. Prior to termination of this Agreement under Section 3.2(b)(i) and 3.2(b)(ii) only, Bank shall be required to provide written notice to Binder of the act or omission complained of, giving reasonably specific details in describing necessary corrective action, and Binder shall be given a period of sixty (60) days in which to cure or correct such act or omission. If such act or omission is cured or corrected, the right of Bank to terminate this Agreement under Sections 3.2(b)(i) and 3.2(b)(ii) shall be extinguished.

          (c) Breach. Excluding actions or events which may cause termination of this Agreement as provided in Section 3.2(b), in the event of the breach of any of the terms and conditions of this Agreement by either party and the failure of the breaching party to correct such breach within ten (10) business days after receipt of written notice of such breach by the breaching party, such other party may terminate this Agreement immediately upon written notice of such termination to the breaching party.

          (d) Death or Disability. In the event Binder dies or becomes disabled, to the extent that he is physically or materially incapacitated for more than six (6) months in the aggregate so that Binder is unable to perform his essential duties and functions hereunder, this Agreement may be terminated by Bank upon written notice to Binder.

          (e) Force Majeure. If either party is prevented from performing its obligations under this Agreement as a result of labor disputes, fire, war, flood or any other such reason beyond the party's reasonable control, each

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              party's rights and obligations hereunder shall cease until written notice of such cessation by either party.

     3.3 Effects of Termination. In the event of termination of this Agreement pursuant to Section 3.2(b) hereof, Bank shall have no continuing obligation to Binder hereunder. In the event of termination as a result of Sections 3.2(a), (c), (d) or (e) hereof, Bank shall continue to pay Binder salary, bonus, if any is due, and benefits for the duration of the term, subject to Section 3.4.

     3.4 Severance. If there are less than eighteen months remaining in the term after a termination resulting from Sections 3.2(a), (c), (d) or
          (e), Bank shall continue to pay Binder his salary, bonus, if any is due, and benefits for a period of eighteen (18) months after such termination.

4.   CHANGE OF CONTROL, SALE.

     4.l Upon the sale, transfer or disposition of the shares of stock or assets of Bank or its holding company, Success Bancshares, Inc. ("Bancshares"), which would be defined as a "change of control" under the Change in Bank Control Act (12 USC 1817j), Bank shall pay Binder the sum of $299,000 in one lump sum payment or, if such payment is not permissible as a matter of law, then such other maximum payment, not to exceed $299,000, as is lawful; provided, however, that such payment shall only be made if (a) Binder is an employee of the Bank immediately prior to such sale, transfer or disposition; and (b) within eighteen (18) months following such sale, transfer or disposition (i) Binder is terminated as an employee of the Bank for any reason other than one described in Sections 3.2(b)(i), (ii) and
          (iii) hereof or (ii) Binder's level of responsibility at the Bank is substantially reduced.

5.   PAYMENT BY HOLDING COMPANY.

     5.1 In view of Binder's contribution to Bancshares, any compensation or benefit provided for herein to Binder may, upon the approval of both the boards of directors of Bank and Bancshares, be paid by Bancshares.

6.   Miscellaneous.

     6.1 Assignment. This Agreement and all rights and benefits hereunder are personal to Binder and to Bank. Accordingly, no rights, interests or benefits hereunder shall be sold, transferred or assigned without the prior written consent of the other party.


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     6.2  Employment Status of Binder. It is expressly acknowledged that
          Binder, in the performance of his services hereunder, is an employee of Bank. Accordingly, Bank shall deduct from the compensation paid to Binder any sums for income tax, social security or any other withholding taxes as are required by law.

     6.3 Changes or Modifications. No change or modification of this Agreement shall be valid unless the same shall be in writing signed by Bank and Binder. No waiver of any provision hereof shall be valid unless in writing and signed by the party against whom charged.

    6.4 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the matters set forth herein. This Agreement supersedes any and all other agreements between the parties with respect to the subject matter.

     6.5 Notices. Notice required herein shall be effective when delivered in person or sent by United States Certified Mail, postage prepaid and addressed to:

          Bank:           Board of Directors
                          Success National Bank
                          One Marriott Drive
                          Lincolnshire, Illinois 60069-3703

          Binder:         Saul D. Binder
                          Success National Bank
                          One Marriott Drive
                          Lincolnshire, Illinois 60069-3703.


     6.6 Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the internal laws of Illinois.

     6.7 Separability. The inability or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     6.8 Waiver of Breach. The waiver by either party of a breach or violation of any provision hereof shall not operate as a waiver of any subsequent breach of the same or any other provision hereof.


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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the last date written below.


Bank:                                      Binder:
SUCCESS NATIONAL BANK                      SAUL D. BINDER

By:                                        /s/ Saul D. Binder
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Dated:  2/1/97                             Dated: 1/25/97
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